EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ambassadors Group, Inc.
Spokane, Washington

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2014, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
Spokane, Washington

February 17, 2015